UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 28, 2007

ZILA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17521	86-0619668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800

(Address of Principal Executive Offices)
(602) 266-6700

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Stock Option Grants to Non-employee Directors
     On August 28, 2007, J. Steven Garrett, O.B. Parrish and George J. Vuturo, each a non-employee director of Zila, Inc. (the “Company”), received options to purchase shares of the Company’s common stock at a price set at fair market value on the date of grant ($1.17 per share). The stock options, which vest on the day preceding the Company’s next annual meeting and expire five years from the grant date, were granted pursuant to the Company’s 1997 Stock Award Plan, as amended and restated as of September 30, 2004.
     The names of the non-employee directors receiving stock option grants are set forth below opposite the number of shares of the Company’s common stock to which such grants relate (which was determined based on the number of days between each non-employee director’s election to the board of directors and the date of the Company’s next annual meeting of shareholders):

Non-employee Director	Shares
J. Steven Garrett	9,758
O.B. Parrish	13,858
George J. Vuturo	16,236

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description

10.1 (1)	1997 Stock Award Plan, as amended and restated as of September 30, 2004 (Incorporated by reference to Appendix D to the Company’s Proxy Statement on Schedule 14A filed November 8, 2004)

10.2 (1)	Form of Option Agreement (Incorporated by reference to Exhibit 10-AC to the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2005)
(1)     Management contract or compensatory plan or arrangement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 31, 2007

ZILA, INC.
By:	/s/ Gary V. Klinefelter
Gary V. Klinefelter
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1 (1)	1997 Stock Award Plan, as amended and restated as of September 30, 2004 (Incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed November 8, 2004)

10.2 (1)	Form of Option Agreement (Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2005)
(1)     Management contract or compensatory plan or arrangement